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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------
                                    FORM 8-K
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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): June 4, 1999




                              IRT PROPERTY COMPANY
             (Exact name of registrant as specified in its charter)

               GEORGIA                               1-7859                          58-1366611
           (State or other                  (Commission file number)              (I.R.S. Employer
    jurisdiction of incorporation)                                               Identification No.)

                              200 GALLERIA PARKWAY
                                   SUITE 1400
                             ATLANTA, GEORGIA 30339
                    (Address of principal executive offices)
                                 (770) 955-4406
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

         IRT Property Company (the "Company") held its 1999 Annual Meeting of shareholders of the Company on May 20, 1999 (the "Annual Meeting"). At the Annual Meeting, the shareholders of the Company, among other things, approved an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of the Company's $1.00 par value common stock (the "Common Stock") from 75,000,000 shares to 150,000,000 shares (the "Amendment").

         The total number of shares entitled to vote at the Annual Meeting was 33,234,206 shares of Common Stock. The number of shares voting in favor of the Amendment was 24,293,384 shares of Common Stock, 3,290,672 shares voting against and 266,853 shares abstaining.

         The amendment to the Company's Articles of Incorporation (the "Articles of Amendment") effecting the increase in authorized shares of Common Stock to 150,000,000 was filed with the Georgia Secretary of State on June 4, 1999. The Articles of Amendment are being filed as an exhibit hereto and are hereby incorporated by reference herein.







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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (c)      Exhibits

                  Exhibit No.       Description

                  3.1 Articles of Amendment to IRT Property Company's Articles of Incorporation filed with the Georgia Secretary of State on June 4, 1999.







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            IRT PROPERTY COMPANY


Date:  June 9, 1999                         By: /s/ James G. Levy
                                               --------------------------------
                                                 James G. Levy
                                                  Senior Vice President & Chief
                                                     Accounting Officer





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